Exhibit 5.1
January 19, 2022
Banyan Acquisition Corporation
400 Skokie Blvd
Suite 820
Northbrook, Illinois 60062
Re:   Banyan Acquisition Corporation Registration Statement on Form S-1
We have acted as counsel to Banyan Acquisition Corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Company of up to 1,150,000 additional units of the Company (the “Upsize”), including units issuable pursuant to the underwriters’ over-allotment option (collectively, the “Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”) of the Company and one-half of one warrant of the Company to purchase one share of Common Stock (collectively, the “Warrants”) and (b) all Common Stock and all Warrants to be issued as part of the additional Units. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2021 (the “Initial Filing”), and as amended on August 26, 2021 (“Amendment No. 1”), December 2, 2021 (“Amendment No. 2”), December 29, 2021 (“Amendment No. 3”) and January 10, 2022 (together with the Initial Filing, Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Registration Statement”), and declared effective by the Commission on January 19, 2022. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of officers of the Company. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:
(i)   the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and BTIG, LLC as representative of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to Amendment No. 3 to the Registration Statement, and updated to reflect the Upsize;
(ii)   the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on January 19, 2022 (the “New Charter”);
(iii)   the Amended and Restated Bylaws of the Company as adopted by the Company, effective as of January 19, 2022;
(iv)   the Specimen Unit Certificate, filed as Exhibit 4.1 to Amendment No. 3 to the Registration Statement;
(v)   the Specimen Class A Common Stock Certificate proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as transfer agent (the “Transfer Agent”), filed as Exhibit 4.2 to the Initial Filing of the Registration Statement;
(vi)   the Specimen Warrant Certificate, filed as Exhibit 4.3 to Amendment No. 3 to the Registration Statement;
(vii)   the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to Amendment No. 3 to the Registration Statement, and updated to reflect the Upsize;
(viii)   the existing corporate and organizational documents of the Company;
(ix)   minutes and records of corporate proceedings of the Company with respect to the issuance of the Units;
(x)   the Registration Statement and the exhibits thereto;
(xi)   the 462(b) Registration Statement and the exhibits thereto; and
(xii)   such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that, in our opinion, provided that (a) the Underwriting Agreement shall have been executed and delivered by the Company and the Underwriters, (b) the Specimen Unit Certificate shall have been executed and delivered by the Company and the Transfer Agent, (c) the Warrant Agreement shall have been executed and delivered by the Company and the Warrant Agent, (d) the Warrants shall have been executed and delivered upon payment of the agreed upon consideration therefor, (e) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act, and (g) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained:
1.   The Units will, upon delivery thereof and payment therefor by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
2.   The shares of Common Stock included in the Units will, upon delivery thereof and payment for the Units by the Underwriters in accordance with the Underwriting Agreement, and the shares of Common Stock issuable upon the exercise of the Warrants will, upon exercise of the Warrants and payment of the applicable exercise price in accordance with the Warrant Agreement, be validly issued, fully paid and non-assessable.
3.   The Warrants included in the Units will, upon delivery thereof and payment for the Units by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations.
This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Our opinions expressed above are limited to New York and the Delaware General Corporation Law. We do not express any opinion concerning any other laws. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Units or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Units and the Warrants and shares of Common Stock included in the Units.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the 462(b) Registration Statement and the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP